                                                                     Exhibit (b)

                          AMENDED CODE OF REGULATIONS

                                       OF

                                 FUNSHARES, INC.


                                   ARTICLE I
                                   ---------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 1. PLACE OF MEETING. Meetings of the shareholders may be held either within or without the State of Ohio.

     Section 2. ANNUAL MEETING. The annual meeting of the shareholders, whereat the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting, shall be held on such date and time as shall be determined by resolution of the Board of Directors.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, other than those regulated by statute or by the Articles of Incorporation, may be called at any time by the Chairman of the Board, President, or a majority of the Board of Directors, with or without a meeting, or the holders of not less than one-half of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the President or Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the President or Secretary to call a special meeting of the shareholders to be held at such time, not less than seven (7) nor more than sixty (60) days thereafter, as the President or Secretary may fix. If the President or Secretary shall neglect to issue such call, the person or persons making the request may issue the call.

     Section 4. NOTICE OF MEETINGS. Written notice of the annual or any special meeting of shareholders, stating the place, the date and hour of the meeting and, in the case of special meetings, the general nature of the business to be transacted thereat, shall be served upon or mailed, postage prepaid, not less than seven (7) nor more than sixty (60) days before such meeting, unless a greater period of notice is required by statute in a particular case, to each shareholder entitled to notice thereof being of record on the date fixed as a record date, or, if no record date be fixed, then of record ten (10) days next preceding the date of the meeting, at such address as appears on the transfer books of the Corporation.

     Section 5. NOTICE TO JOINT SHAREHOLDERS. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the transfer books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares.

     Section 6. BUSINESS AT SPECIAL MEETINGS. No business other than that specified in the call therefor shall be considered at any special meeting.

     Section 7. QUORUM. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite to constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the Articles of Incorporation or by these Regulations. If, however, any meeting of shareholders cannot be organized because a quorum is not present, the holders of a majority of the stock entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted if the meeting had been as originally called.

     Section 8. REQUISITE VOTE. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Regulations, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

     Section 9. VOTING RIGHTS. At every meeting, each shareholder entitled to vote shall have the right to vote for every share having voting power standing in his name on the books of the Corporation. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot.

     Section 10. PROXIES. Any shareholder entitled to vote at a shareholders' meeting may be represented by proxy or proxies appointed by an instrument in writing signed by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

     Section 11. LIST OF SHAREHOLDERS. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting (being shareholders of record on the date fixed as a record date, or if no record date be fixed, then of record ten (10) days next preceding the date of the meeting), arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     Section 12. ORGANIZATION. All meetings of the shareholders after organization shall be presided over by the Chairman of the Board or the President. In the absence of the

Chairman of the Board and the President, any Vice-President shall preside and shall have all the powers herein conferred upon the President when acting as presiding officer of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders but, in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any such meeting may and, on the request of any shareholder or his proxy, shall make such appointment at the meeting. The inspectors of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the Chairman of the meeting or any shareholder or his proxy. If there be three or more inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     Section 14. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken is signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the Corporation.


                                   ARTICLE II
                                   ----------

                                   DIRECTORS
                                   ---------

     Section 1. NUMBER, QUALIFICATIONS AND TERM. The number of directors which shall constitute the whole Board of Directors (sometimes hereinafter referred to as the "Board") shall not be less than three nor more than twenty-one, as may be fixed from time to time by resolution of the holders of a majority of the shares entitled to elect directors or by resolution of the Board of Directors. No reduction in the number of directors shall have the effect of removing any director from the Board prior to the expiration of his term of office. Directors shall be natural persons of full age and need not be shareholders in the Corporation. Except as hereinafter provided in the case of vacancies, directors shall be elected by the shareholders, and each director shall be elected to serve for a term of not more than one year but he shall continue to serve until his successor is elected and qualified.

     Section 2. VACANCIES. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. A vacancy in the Board, including a vacancy created by an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a majority of the whole Board, until an election of a new Board by the shareholders is had. In the event of a vacancy in the Board of Directors for any reason, a special meeting of the shareholders may be called in accordance with Article I hereof for the purpose of electing an entirely new Board (whether or not the vacancy in the Board has been temporarily filled by the remaining directors). The new Board of Directors shall serve until the next annual election of directors and until their successors are elected and qualified.

     Section 3. DUTIES OF DIRECTORS. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Regulations directed or required to be exercised and done by the shareholders.

     Section 4. FIRST MEETING OF NEW BOARD. The first meeting of each newly elected Board may be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected, and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present; or it may convene at such time and place as may be fixed by the consent in writing of all the directors.

     Section 5. MEETINGS OF THE BOARD. Meetings of the Board may be called by the Chairman of the Board or the President on at least two (2) days' notice to each director, either personally or by mail or by telegram. Meetings of the Board also shall be called by the President or Secretary in like manner and on like notice on the written request of any two directors if there are three or more directors holding a position on the Board or, on the written request of any single director if there are less than three (3) directors holding a position on the Board. Special meetings may be held at such times and places as may be designated in the notices of their call, or they may be held at any time or place, without notice, by the presence of all directors.

     Section 6. NOTICE OF MEETINGS. Written notice of each meeting, stating the time and place, shall be given to each director at least two (2) days before such meeting, either personally or by mail or telegram.

     Section 7. RATIFICATION; ACTION WITHOUT MEETING. The directors, acting at a meeting at which a quorum is present, may ratify any act of any officer or officers of the Corporation. If all the directors shall severally or collectively consent in writing to any action to be taken by the Board, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board.

     Section 8. QUORUM. At all meetings of the Board of Directors, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board. Directors who have a personal or financial interest in a contract or transaction which is before the Board, or who are common directors of the Corporation and another corporation with respect to which a contract or transaction is before the Board, may be counted in determining the presence of a quorum at a meeting of the directors, or a committee thereof, which authorizes the contract or transaction. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

     Section 9. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate three or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board in the management of the business of the Corporation. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     Section 10. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate three or more of its number to constitute any other committee which shall have and exercise the authority granted to it by the Board in the management of the business of the corporation. Vacancies in the membership of a committee shall be filled by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     Section 11. COMPENSATION OF DIRECTORS. Directors may receive a fee for their services, plus a fixed sum for expenses may be allowed for attendance at each meeting of the Board or at meetings of any committee of the Board.

     Section 12. TELEPHONIC MEETINGS. To the extent permitted by law, members of the Board of Directors or any committee thereof may participate in a meeting of such body through the use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

     Section 1. DESIGNATIONS. The Board of Directors shall elect a President, Secretary and Treasurer and, in its discretion, a Chairman of the Board of Directors and/or such number of Vice-Presidents as the Board may from time to time determine. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Chairman of the Board of Directors (if any) shall be, but the officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 2. TERM AND REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and have qualified, or until any such officer has resigned or is removed. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be one, shall be the Chief Executive Officer of the Corporation, unless the Board has designated the President as Chief Executive Officer, and shall preside at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board are carried into effect.

     Section 4. PRESIDENT. The President shall preside at all meetings of the shareholders and shall have general and active management of the business of the Corporation, unless the Board has delegated those duties to the Chairman of the Board. If the Corporation has no Chairman of the Board, the President shall have all of the duties and responsibilities previously enumerated for the Chairman of the Board.

     Section 5. VICE-PRESIDENTS. The Vice-President or, if there are more than one, the Vice-President who has served as such for the longest period of time, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. In addition, each Vice-President shall perform such other duties as shall from time to time be imposed upon him by the Board of Directors, Chairman of the Board or President

     Section 6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. He shall keep in safe custody the corporate seal of the Corporation, if any, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall not, without the express written authorization of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation or the preparation or filing of any tax returns, but shall perform such other duties as shall from time to time be imposed upon him by the Board of Directors, Chairman of the Board, or President.

     Section 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the

President and directors an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as shall from time to time be imposed upon him by the Board of Directors, Chairman of the Board or President.

     Section 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. In the absence or disability of the Secretary or Treasurer, the Assistant Secretaries or Assistant Treasurers, as the case may be, in the order designated by the Board, shall perform the duties of the Secretary or Treasurer, as the case may be, and shall have the full powers thereof. In no case shall any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax return.

                                   ARTICLE IV
                                   ----------

                   INDEMNIFICATION AND LIMITATION OF LIABILITY
                   ------------------------------------------

     Section 1. In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation or its shareholders, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Corporation shall indemnify such person against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any matter the subject of a criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 2. Subject to the exceptions and limitations contained in The Investment Company Act of 1940 (the "1940 Act"), in case any person was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, the Corporation shall indemnify such person against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnifications shall be made in respect of any of the following: (i) any liability to the Corporation or its shareholders, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties involved in the conduct of his office ("disabling conduct"), or
(ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

     Section 3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article IV, or in defense of any claim, issue, or matter therein, the Corporation shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

     Section 4. Any indemnification under Section 2 of this Article IV shall be made by the Corporation only after:

          (a) a final decision on the merits by a court or other body before which the claim, action, suit or proceeding referred to in Section 2 was brought that the person to be indemnified was not liable by reason of disabling conduct;

          (b) in the absence of such a decision, a reasonable determination based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, such determination to be made by either (i) the vote of a majority of a quorum of Directors who are neither "interested persons" of the Corporation (as defined in the 1940 Act) nor parties to the claim, action, suit or proceeding, or (ii) an independent legal counsel in a written opinion, unless, in either case, there has been a dismissal of the claim, action, suit or proceeding against the person to be indemnified for insufficiency of evidence of any disabling conduct with which he has been charged, in which case indemnification shall be mandatory.

     Section 5. Expenses (including attorneys fees) incurred in defending any claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition thereof (a) after a determination by a majority of a quorum of the Directors who are neither interested persons of the Corporation nor parties to the claim, action, suit or proceeding, or by independent counsel, in a written opinion, that, based upon a review of readily available facts, there is reason to believe that the person will ultimately be found entitled to indemnification; and (b) upon receipt of a written affirmation by the Director, officer, employee or agent of the Corporation of his good faith belief that the standard of conduct necessary for indemnification has been met; and (c) upon receipt of an undertaking by the person to be indemnified to repay such payment if he shall be found not to be entitled to indemnification; and (d) the person provides security for his undertaking or the Corporation is insured against losses arising by reason of unlawful advances.

        Section 6. Expenses, including attorneys' fees, amounts paid in settlement, and (except in the case of an action by or in the right of the Corporation) judgments, decrees, fines and penalties, incurred in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by any person by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, joint venture, trust or other enterprise, may be paid or reimbursed by the Corporation, as authorized by the Board of Directors upon a determination that such payment or reimbursement is in the best interests of the Corporation; provided, however, that, unless all directors are interested, the interested directors shall not participate and a quorum shall be one-third of the disinterested directors.

        Section 7. The indemnification authorized by this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles of Incorporation or these Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

        Section 8. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have indemnified him against such liability under this Article IV. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

        Section 9. The authority of the Corporation to indemnify persons pursuant to Sections 1 and 2 of this Article IV does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 5, 6, 7 and 8 of this Article IV. Sections 1 and 2 of this Article IV do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 5, 6, 7 and 8 of this Article IV.

Section 10.

         (a) No person shall be found to have violated his duties to the Corporation as a director of the Corporation in any action brought against such director (including actions involving or affecting any of the following: (i) a change or potential change in control of the Corporation; (ii) a termination or potential termination of his service to the Corporation as a director; or (iii) his service in any other position or relationship with the Corporation), unless it is proved by clear and convincing evidence that the director has not acted:
(i) in good faith; (ii) in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; or (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits the relief available under Section 1701.60 of the Ohio Revised Code.

         (b) In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (1) one or more directors, officers, or employees of the Corporation whom the director reasonably believes are reliable and competent in the matters prepared or presented; (ii) legal counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the directors upon which he does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         (c) A director in determining what he reasonably believes to be in the best interests of the Corporation shall consider the interests of the Corporation's shareholders and, in his discretion, may consider (i) the interests of the Corporation's employees, suppliers, creditors and customers;
(ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

        (d) A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

        Section 11. As used in Article IV, references to the Corporation include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such a constituent corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article IV with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity. As used in Article IV, words of the masculine gender shall include the feminine gender.


                                   ARTICLE V

                            CERTIFICATES FOR SHARES

        Section 1. ISSUANCE. The certificates for shares of the Corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares, and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be. The designations, preferences, voting power, qualifications, privileges, limitations, and any special rights of the shares of each class to be issued may, but need not, be stated in full or in the form of a summary, either upon the face or back of the certificate. Every share certificate shall be signed by the Chairman of the Board, President or Vice-President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, but where such certificate is signed by a registrar or transfer agent, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such prior to its issuance.

        Section 2. TRANSFERS OF SHARES. The Board of Directors may from time to time appoint such transfer agents or registrars of shares as it may deem advisable, and may define their powers and duties. Upon surrender to the Corporation, or its transfer agent, of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate or certificates shall be issued in accordance with the directions therein contained and the old certificate shall be cancelled and the transaction shall be recorded upon the books of the Corporation.

        Section 3. FIXING RECORD DATE. The Board of Directors may fix a time, not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the period following the record date, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.

         Section 4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary, or the nominee of a fiduciary, unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

        Section 5. LOST CERTIFICATE. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon receiving an affidavit of that fact made by the person claiming that the share certificate has been lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.


                                   ARTICLE VI

                                   DIVIDENDS

         Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation relating thereto, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation.

                                   ARTICLE VII

                      FINANCIAL REPORT TO THE SHAREHOLDERS

         Section 1. REQUIREMENTS. At the annual meeting of shareholders, or the meeting held in lieu thereof, the Corporation shall lay before the shareholders a financial statement consisting of:

                  (a) A balance sheet containing a summary of the assets, liabilities, stated capital, if any, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of a date not more than four (4) months before such meeting; if such meeting is an adjourned meeting, said balance sheet may be as of a date not more than four (4) months before the date of the meeting as originally convened; and

                  (b) A statement of profit and loss and surplus, including a summary of profits, dividends or distributions paid, and other changes in the surplus accounts of the Corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this Section was made and ending with the date of said balance sheet, or in the case of the first statement of profit and loss, from the incorporation of the Corporation to the date of said balance sheet.

        Section 2. CERTIFICATE. The financial statement shall have appended thereto an opinion signed by the President or a Vice-President or the Treasurer or an Assistant Treasurer of the Corporation, or by a public accountant or firm of public accountants, to the effect that the financial statement fairly presents the position of the Corporation and the results of its operations in conformity with generally accepted accounting principles applied on a consistent basis with that of the preceding period or to the effect that the financial statements have been prepared on the basis of accounting practices and principles that are reasonable under the circumstances.

        Section 3. COPIES. Upon the written request of any shareholder made within sixty (60) days after notice of any such meeting has been given, the Corporation, not later than the fifth (5th) day after receiving such request or the fifth (5th) day before such meeting, whichever is the later date, shall mail to such shareholder a copy of such financial statement.


                                  ARTICLE VIII

                                 MISCELLANEOUS

        Section 1. CHECKS AND NOTES. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or agent or agents as the Board of

Directors may from time to time designate. The signature of any officer or agent upon any of the foregoing instruments may be a facsimile when authorized by the Board.

        Section 2. SEAL. The Board of Directors may, but need not, provide a suitable seal, containing the name of the Corporation, to be kept by the Secretary. If deemed advisable by the Board of Directors, duplicate seals may be kept and used by other officers of the Corporation, or by any transfer agent of its shares.

        Section 3. NOTICES. Whenever, under the provisions of the statutes or of the Articles of Incorporation, or of these Regulations, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram or similar method, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.

        Section 4. WAIVER OF NOTICE. Any notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the holding of the meeting, the notice of which is thereby waived. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting by such person except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

        Section 5. EMERGENCY REGULATIONS. The directors may, with out further shareholder approval, adopt such emergency regulations as they may deem necessary or proper, to be operative only during any emergency for corporations, when and as proclaimed by the Governor of Ohio or any other person lawfully exercising the power and discharging the duties of the office of governor.

        Section 6. MANNER OF AMENDMENT. These Regulations may be altered, amended or repealed by the affirmative vote of a majority of the shares entitled to vote thereon at any meeting duly convened after notice to the shareholders of that purpose; or without a meeting by the written assent of the holders of record of shares of the Corporation entitling them to exercise a majority of the voting power on such proposal.